                                                                  Exhibit 4.6(o)



                           FORSTMANN & COMPANY, INC.


                                      AND


                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,


                                  as TRUSTEE



                  __________________________________________

                            Supplemental Indenture
                         Dated as of January 23, 1995

                   ________________________________________



                        Supplementing and Amending the
                        Amended and Restated Indenture
                          Dated as of March 30, 1994
                         which amends and restates the
                      Indenture Dated as of April 5, 1993

          This SUPPLEMENTAL INDENTURE, dated as of January 23, 1995, (hereinafter this "Supplemental Indenture") made by and between FORSTMANN & COMPANY, INC., a Georgia corporation (the "Company"), and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, as trustee (the "Trustee") under the Amended and Restated Indenture (the "Restated Indenture") dated as of March 30, 1994, which amends and restates the Indenture dated as of April 5, 1993 (the "Original Indenture"; the Restated Indenture and Original Indenture being collectively referred to hereinafter as the "Indenture"):

          WHEREAS, the Company wishes to amend the Indenture to increase the maximum amount of Indebtedness (as defined hereinafter) incurred by the Company pursuant to the Loan Agreement dated as of October 30, 1992 among the Company, the Lenders named therein and General Electric Capital Corporation (the "Credit Agent"), and to amend such other covenants and requirements as described hereinafter;

          WHEREAS, Section 9.02 of the Indenture provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, upon receipt of evidence of the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (as defined hereinafter), execute a supplemental indenture to amend the Indenture;

          WHEREAS, the Holders of at least a majority in principal amount of the then outstanding Notes did, as of December 21, 1994, consent to the aforesaid amendment to the Indenture;

          WHEREAS, all conditions and requirements necessary to authorize the execution, acknowledgement and delivery of this Supplemental Indenture and to make the Indenture, as supplemented by this Supplemental Indenture, a valid, binding and legal instrument for the benefit of the parties hereto and the Holders of the Company's Senior Secured Floating Rate Notes due October 30, 1997 of which $20,000,000 in aggregate principal amount were initially issued on April 5, 1993 and $10,000,000 in aggregate principal amount were issued on March 30, 1994 (collectively, the "Notes"), have been complied with or have been fulfilled and performed;

                               NOW, THEREFORE, this Supplemental Indenture
witnesseth that each party agrees as follows:

          SECTION 1. Unless otherwise noted, capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Restated Indenture, to the extent defined therein.


          SECTION 2. The definition of "Adjusted Tangible Net Worth" as set forth in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

               "Adjusted Tangible Net Worth" means, as of the last day of the
                ---------------------------
     most recently completed fiscal quarter of the Company, the Net Worth of the Company as of the last day of the most recently completed fiscal quarter, plus (x)
                                                                       ----
     and minus (y) (without duplication), where (x) equals the sum of (i)
         -----
     extraordinary losses on a cumulative basis from and after August 3, 1992,
     (ii) negative LIFO adjustments on a cumulative basis from and after August 3, 1992 and (iii) the lesser of (A) $2,000,000 and (B) the amount charged by the Company against its additional paid-in capital as a result of payments or settlements made by the Company in connection with the dissenters' rights proceeding captioned Forstmann & Company, Inc. v.
                                             ----------------------------
     Resolution Trust Company, et al., Civil Action File No. 92-CV-1947-RHH,
     -------------------------------
     United States District Court for the Northern District of Georgia, Atlanta Division, and (y) equals the sum of (i) extraordinary gains on a cumulative basis from and after August 3, 1992, (ii) positive LIFO adjustments on a cumulative basis from and after August 3, 1992, (iii) organizational expenses which are capitalized, goodwill, covenants not to compete, research and development costs, deferred financing costs and other like intangible assets and (iv) amounts due from, or Investments in, Affiliates (other than Subsidiaries), all as determined in accordance with generally accepted accounting principles.

          SECTION 3.  The definition of "Fixed Charges" as set forth in Section
1.01 of the Indenture is hereby amended to read in its entirety as follows:

               "Fixed Charges" means, with respect to any period, the sum
                -------------
     (without duplication) of (a) Interest Expense for such period, plus (b) any decrease in the Company's deferred interest payable account during such period, plus (c) principal amortization of Indebtedness during such period (excluding any mandatory prepayments required to be paid (and actually paid) under the Loan Agreement whether or not such prepayments are applied to the Revolving Credit Facility and whether or not such prepayments reduce the commitment amount thereunder) plus (d) Capital Expenditures, principal payments under Capital Leases and MIS Expenditures made during such period, plus (e) income taxes payable in cash during such period, plus
     (f) dividends payable in cash by the Company during such period.

          SECTION 4. The first paragraph of Section 4.04 of the Indenture is hereby amended to read in its entirety as follows:

            Section 4.04.  Compliance Certificate.
            ------------   ----------------------

               (a) The Company shall deliver to the Trustee, within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company and within 120 days after the end of the last fiscal quarter of each fiscal year of the Company, an Officer's Certificate stating that a review of the activities of the Company during the preceding fiscal quarter has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture, and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto).

     SECTION 5. Paragraph (a)(w) of Section 4.08 of the Indenture is hereby amended to read in its entirety as follows:

               (w) Indebtedness incurred pursuant to the Loan Agreement; provided, however, that the principal amount of such Indebtedness for the
     --------  -------
     purposes of this clause (w) shall not exceed $92,500,000, which amount will be reduced from time to time by (A) the amount of all permanent reductions, pursuant to the Loan Agreement, of the commitments for revolving loans under the Loan Agreement and (B) all payments (other than a payment constituting a refinancing) of the term loans under the Loan Agreement;

     SECTION 6. Section 4.09 of the Indenture is hereby amended to read in its entirety as follows:

     Section 4.09.  Maintenance of Adjusted Tangible Net Worth.
     ------------   -------------------------------------------

               The Company shall not permit its Adjusted Tangible Net Worth, calculated as of the last day of the Company's fiscal quarters set forth below, to be less than the amount set forth below next to such respective fiscal quarter:

    Company's Fiscal  Adjusted Tangible
        Quarter           Net Worth
    ----------------  -----------------

    1st Quarter 1994        $19,240,000
    2nd Quarter 1994        $22,710,000
    3rd Quarter 1994        $25,235,000
    4th Quarter 1994        $25,465,000
    1st Quarter 1995        $23,750,000
    2nd Quarter 1995        $27,265,000
    3rd Quarter 1995        $29,735,000
    4th Quarter 1995        $28,975,000
    1st Quarter 1996        $28,025,000
    2nd Quarter 1996        $29,925,000
    3rd Quarter 1996        $32,300,000


    4th Quarter 1996        $31,825,000
    1st Quarter 1997        $30,875,000
    2nd Quarter 1997        $34,675,000
    3rd Quarter 1997        $37,050,000
    4th Quarter 1997        $37,050,000

     SECTION 7. Section 4.10 of the Indenture is hereby amended to read in its entirety as follows:

     Section 4.10. Maintenance of the Company's EBITDA.
     ------------  -----------------------------------

          The Company shall not permit its EBITDA for the period of four consecutive fiscal quarters ending on the last day of the Company's fiscal quarters set forth below to be less than the amount set forth below next to such respective fiscal quarter:

Company's Fiscal
Quarter                         EBITDA
- ----------------------------  -----------

          1st Quarter 1994    $28,710,000
          2nd Quarter 1994    $29,385,000
          3rd Quarter 1994    $30,105,000
          4th Quarter 1994    $30,600,000
          1st Quarter 1995    $30,400,000
          2nd Quarter 1995    $29,735,000
          3rd Quarter 1995    $30,590,000
          4th Quarter 1995    $35,340,000
          1st Quarter 1996    $35,910,000
          2nd Quarter 1996    $34,200,000
          3rd Quarter 1996    $34,675,000
          4th Quarter 1996    $35,340,000
          1st Quarter 1997    $35,625,000
          2nd Quarter 1997    $36,385,000
          3rd Quarter 1997    $37,050,000
          4th Quarter 1997    $37,525,000

     SECTION 8. Section 4.11 of the Indenture is hereby amended to read in its entirety as follows:

          Section 4.11.  Maintenance of Fixed Charge Coverage Ratio.
          ------------   ------------------------------------------

          The Company will not permit its Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the Company's fiscal quarters set forth below to be less than the ratio set forth below next to such respective fiscal quarter:

Company's Fiscal               Fixed Charge
Quarter                       Coverage Ratio
- ----------------------------  --------------

          1st Quarter 1994              0.72
          2nd Quarter 1994              0.72
          3rd Quarter 1994              0.70
          4th Quarter 1994              0.69
          1st Quarter 1995              0.71
          2nd Quarter 1995              0.67
          3rd Quarter 1995              0.62
          4th Quarter 1995              0.76
          1st Quarter 1996              0.71
          2nd Quarter 1996              0.76
          3rd Quarter 1996              0.86
          4th Quarter 1996              0.81
          1st Quarter 1997              0.81
          2nd Quarter 1997              0.81
          3rd Quarter 1997              0.81
          4th Quarter 1997              0.67

     SECTION 9. Section 4.12 of the Indenture is hereby amended to read in its entirety as follows:

          Section 4.12.  Maintenance of Interest Coverage Ratio.
          ------------   --------------------------------------

          The Company will not permit its Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the Company's fiscal quarters set forth below to be less than the ratio set forth below next to such respective fiscal quarter:

              Company's Fiscal  Interest Coverage
                  Quarter             Ratio
              ----------------  -----------------

              1st Quarter 1994               1.73
              2nd Quarter 1994               1.75
              3rd Quarter 1994               1.76
              4th Quarter 1994               1.77
              1st Quarter 1995               1.57
              2nd Quarter 1995               1.43
              3rd Quarter 1995               1.43


              4th Quarter 1995               1.62
              1st Quarter 1996               1.62
              2nd Quarter 1996               1.62
              3rd Quarter 1996               1.66
              4th Quarter 1996               1.66
              1st Quarter 1997               1.66
              2nd Quarter 1997               1.66
              3rd Quarter 1997               1.71
              4th Quarter 1997               1.71

     SECTION 10. Paragraph (b) of Section 4.13 of the Indenture is hereby amended to read in its entirety as follows:

          Section 4.13.  Sale of Assets; Application of Net Proceeds.
          ------------   -------------------------------------------

          (b) Upon the receipt by the Company or a Subsidiary of the Company of the Net Proceeds of any Asset Sale, the Company shall, and shall cause such Subsidiary to, deposit in the Proceeds Account (i) to the extent that the assets subject to such Asset Sale constitute Noteholders' Primary Collateral (as defined in the Intercreditor Agreement), 100% of the Net Proceeds of the Asset Sale relating to such assets, (ii) to the extent that the assets subject to such Asset Sale constitute Lenders' Primary Collateral (as defined in the Intercreditor Agreement), the Net Proceeds of the Asset Sale relating to such assets remaining after application of the proceeds of such sale to Indebtedness outstanding pursuant to the Loan Agreement in full and (iii) with respect to any other assets, a portion of the Net Proceeds of the Asset Sale relating to such assets equal to the product of such Net Proceeds and a fraction, the numerator of which is the principal amount of the Notes then outstanding (determined as of the close of business on the day immediately preceding the closing date of the Asset
     Sale) and the denominator of which is the principal amount of the Notes then outstanding plus the maximum amount of the Indebtedness which may be incurred by the Company and its Subsidiaries pursuant to the Loan Agreement (as limited by Section 4.08(a)(w)), each determined as of the close of business on the day immediately preceding the closing date of the Asset Sale; provided that if, after giving effect to such application of Net
           --------
     Proceeds under this clause (iii), the outstanding balance of the Indebtedness under the Loan Agreement is reduced to zero, then any remaining Net Proceeds otherwise allocable to such Indebtedness shall be applied to the Notes. Notwithstanding the foregoing, the Company and its Subsidiaries shall be entitled to retain the Net Proceeds of any Asset Sale (and need not either deposit such Net Proceeds in the Proceeds Account or redeem or make an offer to redeem Notes therewith) if the Net Proceeds of such Asset Sale and any related series of Asset Sales shall not exceed $100,000; provided that the aggregate amount of all Net
               --------

     Proceeds retained by the Company and its Subsidiaries pursuant to this sentence shall not exceed $1,000,000.


     SECTION 11. This Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one instrument.


     SECTION 12. Except as specifically supplemented and amended by this Supplemental Indenture, the terms and provisions of the Indenture shall be and remain in full force and effect.


     SECTION 13. The Company hereby acknowledges the receipt of an executed counterpart of this Supplemental Indenture, and the Trustee hereby acknowledges the receipt of an executed counterpart of this Supplemental Indenture.

     SECTION 14. This Supplemental Indenture shall be governed by the laws of the State of New York.

     SECTION 15. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 16. The recitals of fact preceding Section 1 of this Supplemental Indenture are statements of the Company and the Trustee has no responsibility for the accuracy or completeness thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.


                                         FORSTMANN & COMPANY, INC.



                              By:/s/Rod J. Peckham
                                 -----------------
                                 Rod J. Peckham
                                 Vice President and Treasurer

Attest:

/s/Jane S. Pollack                       (SEAL)
- ------------------
Jane S. Pollack
Secretary



                        SHAWMUT BANK CONNECTICUT, NATIONAL
                         ASSOCIATION, as Trustee



                              By:/s/Elizabeth Hammer
                                 -------------------
                                 Title:Vice President


                                    (SEAL)